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                                                                 Exhibit 14(a)
                                                                 -------------

                           CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Financial Statements and Experts" in this Registration Statement (Form N-14 No. 33-38741) of Dreyfus Massachusetts Municipal Money Market Fund.

     We also consent to the use of our report dated March 2, 1995 and to the references to our firm under the captions "Condensed Financial Information" and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" included in the Registration Statement of Dreyfus Massachusetts Municipal Money Market Fund dated May 31, 1995 which is incorporated by reference in this Registration Statement.


                                       /s/ Ernst & Young LLP
                                       ----------------------
                                       ERNST & YOUNG LLP


     New York, New York
     November 2, 1995
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